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                                                                    EXHIBIT 99.3

                            CERTIFICATION AND CONSENT



I, GEORGE I. MARGARONIS, hereby certify to FreeSeas Inc., a corporation formed under the laws of the Republic of the Marshall Islands (the "Company"), as follows:

         1. I previously received a copy of the preliminary Joint Proxy Statement/Prospectus for the Company's Special Meeting of Shareholders to be held as described in the Joint Proxy Statement/Prospectus (the "Proxy Statement") and previously consented to being named in the Proxy Statement as a nominee for appointment as a director of the Company upon consummation of the merger described in the Proxy Statement.

         2. I have received a copy of Amendment No. 2 to the Proxy Statement on Form F-1 ("Amendment No. 2").

         3. I understand that I have been named in Amendment No. 2 as a nominee for appointment as a director of the Company upon consummation of the merger described in Amendment No. 2, and I hereby consent to being named as such therein.

         4. I hereby consent to serve as a director of the Company if appointed.

         IN WITNESS WHEREOF, I have executed this Certification and Consent this 10th day of October, 2005.







                                                     /s/ GEORGE I. MARGARONIS
                                                     ---------------------------
                                                     GEORGE I. MARGARONIS